EXECUTION VERSION

AMENDMENT NO. 4

TO

THE AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 4 (this “Amendment”), dated as of April 15, 2025, to the Amended and Restated Credit Agreement, dated as of April 19, 2022, by and among each corporation and each trust listed on Schedule 1 thereto and The Bank of New York Mellon, as amended, supplemented or otherwise modified by Amendment No. 1, dated as of October 7, 2022, Amendment No. 2, dated as of April 18, 2023, and Amendment No. 3, dated as of April 16, 2024 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each capitalized term not defined herein shall have the meaning ascribed to it in the Credit Agreement.

RECITALS

I.              Each of (i) Baillie Gifford China A Shares Growth Fund, (ii) Baillie Gifford Health Innovation Equities Fund, and (iii) Baillie Gifford U.S. Discovery Fund (each a “Departed Fund” and Baillie Gifford Funds, acting on behalf of and for the account of a Departed Fund, a “Departed Borrower”) was terminated as a series of Baillie Gifford Funds effective as of January 27, 2025 (the “Termination Date”). The Borrowers (other than the Departed Borrowers) are herein collectively referred to as the “Amendment Borrowers”.

II.            The Amendment Borrowers desire to amend the Credit Agreement, and the Bank has agreed thereto, upon the terms and conditions herein contained.

AGREEMENTS

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             The following defined term contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Scheduled Commitment Termination Date” means April 14, 2026.

2.             Section 1.1 of the Credit Agreement is hereby amended by adding the following new defined term in its appropriate alphabetical order:

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Credit Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

3.             Article 4 of the Credit Agreement is hereby amended by inserting a new Section 4.18 as follows:

Section 4.18       Outbound Investment Rules

Neither the Borrower nor any of its subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither the Borrower nor any of its subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (a) a “covered activity” or a “covered transaction”, as each term is defined in the Outbound Investment Rules, (b) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (c) any other activity that would cause the Bank to be in violation of the Outbound Investment Rules or cause the Bank to be legally prohibited by the Outbound Investment Rules from performing under this Credit Agreement.

4.             Article 7 of the Credit Agreement is hereby amended by adding a new Section 7.10 as follows:

Section 7.10       Outbound Investment Rules

The Borrower will not, and will not permit any of its subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (iii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Bank to be in violation of the Outbound Investment Rules or cause the Bank to be legally prohibited by the Outbound Investment Rules from performing under this Credit Agreement.

5.             Effective as of the Termination Date, each Departed Fund ceased to be a “Fund” under the Loan Documents (other than such provisions thereof that by their terms survive the termination or other expiration thereof), and each Departed Borrower ceased to be a “Borrower” under the Loan Documents (other than such provisions thereof that by their terms survive the termination or other expiration thereof).

6.             Schedule 1 of the Credit Agreement is hereby amended and restated in the form of Schedule 1 to this Amendment.

7.             The table of contents of the Credit Agreement is hereby amended as appropriate to reflect the amendments contained in paragraphs 1 through 6 of this Amendment.

8.             Paragraphs 1 through 7 of this Amendment shall not be effective until the following conditions are satisfied (the date, if any, on which all such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a)         the Bank shall have received from each Amendment Borrower either (i) a counterpart of this Amendment executed by a duly authorized representative of such Amendment Borrower or (ii) written evidence satisfactory to the Bank (which may include facsimile or electronic mail transmission (in printable format) of a signed signature page of this Amendment) that a duly authorized representative of such Amendment Borrower has executed a counterpart of this Amendment;

(b)         the Bank shall have received a certificate, dated the Amendment Effective Date, from an authorized representative of each Amendment Borrower, in all respects satisfactory to the Bank, (i) certifying as to the incumbency of authorized persons of such Amendment Borrower executing this Amendment, (ii) attaching true, complete and correct copies of the resolutions duly adopted by the Board of such Amendment Borrower approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the Amendment Effective Date, and (iii) certifying that such Amendment Borrower’s Organization Documents have not been amended, supplemented or otherwise modified since April 16, 2024 or, if so, attaching true, complete and correct copies of any such amendment, supplement or modification;

(c)         at least five days prior to the Amendment Effective Date, any Amendment Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Amendment Borrower to the Bank;

(d)         each Departed Borrower shall have paid all principal, interest, fees and other amounts owing (whether or not due) by it under the Loan Documents on and as of the Amendment Effective Date;

(e)         the Bank shall have received a duly completed Federal Reserve Form duly executed and delivered by or on behalf of each Amendment Borrower, in form and substance satisfactory to the Bank;

(f)          the Bank shall have received such documents and information that the Bank shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies; and

(g)         all out-of-pocket costs and expenses of the Bank (including the reasonable fees and disbursements of counsel to the Bank) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment on or prior to the Amendment Effective Date shall have been paid.

9.             Each Amendment Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and all of such Amendment Borrower’s obligations thereunder and agrees and admits that (i) it has no defense to any such obligation and (ii) it shall not exercise any setoff or offset to any such obligation, and (b) (1) represents and warrants that, as of the date of execution and delivery hereof by such Amendment Borrower, no Default has occurred and is continuing and (2) the representations and warranties of such Amendment Borrower contained in the Credit Agreement and the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

10.           In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

11.           This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Bank to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation between the Bank and the Amendment Borrowers, electronic images of this Amendment (including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto. For purposes hereof, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

12.           THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized representative as of the day and year first above written.

BAILLIE GIFFORD FUNDS

By:	/s/ Lindsay Cockburn
Name:	Lindsay Cockburn
Title:	Treasurer

THE BANK OF NEW YORK MELLON

By:	/s/ Matthew Morris
Name:	Matthew Morris
Title:	Vice President

Amendment No. 4 to the Amended and Restated Credit Agreement

Schedule 1

List of Companies, Funds, Administrators, Auditors and Custodians

Company	Fund	Administrator	Auditor	Custodian
Baillie Gifford Funds	Baillie Gifford China Equities Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford Developed EAFE All Cap Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford EAFE Plus All Cap Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford Emerging Markets Equities Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford Emerging Markets ex China Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford Global Alpha Equities Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford International All Cap Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford International Alpha Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford International Concentrated Growth Equities Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford International Growth Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford International Smaller Companies Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford Long Term Global Growth Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford U.S. Equity Growth Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon